Portfolio Update July 2023 60 South Sixth Minneapolis, MN Exhibit 99.1

KBS.COM The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust III’s (the “Company”, “KBS REIT III”, ”we” or “our”) Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 (the “Quarterly Report”), including the “Risk Factors” contained therein. Important Disclosures Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward- looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. You should interpret many of the risks identified in this presentation and in the Company’s Annual Report and Quarterly Reports as being heightened as a result of the continued disruptions in the financial markets. The ongoing challenges affecting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings, continues to be one of the most significant risks and uncertainties the Company faces. The combination of the continued economic slowdown, rapidly rising interest rates and significant inflation (or the perception that any of these events may continue) as well as a lack of lending activity in the debt markets have contributed to considerable weakness in the commercial real estate markets. There can be no assurance as to when the markets will stabilize. Upcoming and recent tenant lease expirations and leasing challenges in certain markets amidst the aforementioned headwinds coupled with slower than expected return-to-office, most notably in the San Francisco Bay Area where the Company owns several assets and in Minneapolis, have had direct and material impacts on the Company’s ability to access certain credit facilities and on the Company’s ongoing cash flow. Additionally, due to disruptions in the financial markets, it is becoming increasingly difficult to refinance maturing debt obligations as lenders are hesitant to make new loans in the current market environment with so many uncertainties surrounding asset valuations, especially in the office real estate market. The Company has a significant number of loan maturities in the next 12 months (including the two largest loans in the portfolio), though all but one of them has additional extension options. These extensions are subject to certain terms and conditions contained in the loan documents some of which are more stringent than the Company’s current loan compliance tests. As a result, in order to qualify for certain loan extensions, the Company will likely be required to reduce the loan commitment by a substantial amount and make paydowns on certain loans. Additionally, continued increases in interest rates, reductions in real estate values and future tenant turnover in the portfolio will have a further impact on our ability to meet such tests and may further reduce our available liquidity under our loan agreements. Due to this potential reduction in loan commitment and ongoing capital expenditure needs in the Company’s real estate portfolio, the Company may need to evaluate selling certain assets into a challenged real estate market in an effort to manage our liquidity needs, which would likely impact the ultimate sale price. Continued disruptions in the financial markets and economic uncertainty could adversely affect our ability to implement our business strategy and generate returns to stockholders. Further, potential changes in customer behavior, such as continued work-from-home arrangements, which increased as a result of the COVID-19 pandemic, could materially and negatively impact the future demand for office space, adversely impacting our operations. Forward-Looking Statements 2

KBS.COM Important Disclosures (cont.) Our significant investment in the equity securities of Prime US REIT (the “SREIT”), a traded Singapore real estate investment trust, is subject to the risks associated with real estate investments as well as the risks inherent in investing in traded securities, including, in this instance, risks related to the quantity of units held by us relative to the trading volume of the units. Due to the disruptions in the financial markets, since March 2020, the trading price of the common units of the SREIT has experienced substantial volatility. No assurances can be given with respect to distributions. The Company has and may in the future fund distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds. The Company has no limits on the amounts it may pay from such sources. Stockholders may have to hold their shares an indefinite period of time. The Company can provide no assurance that the Company will be able to provide additional liquidity to stockholders. Since 2019, due to the limitations on redemptions under our share redemption program, our pursuit of strategic alternatives and/or disruptions in the financial markets impacting the U.S. office market, the Company has either exhausted the funds available for ordinary redemptions under our share redemption program or implemented suspensions of ordinary redemptions under our share redemption program for all or a portion of the calendar year. On January 17, 2023, our board of directors determined to suspend ordinary redemptions under our share redemption program to preserve capital in the current market environment. The Company cannot predict future redemption demand with any certainty. If ordinary redemptions are resumed and future redemption requests exceed the redemption limitations under our share redemption program, the number of rejected redemption requests will increase over time. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report for the year ended December 31, 2022 and in Part II, Item 1A of the Company’s Quarterly Report for the period ended March 31, 2023. Forward-Looking Statements 3

Fund and Portfolio Overview 4 171 17th Street Atlanta, GA

KBS

The Current Portfolio of Properties

Property	Metro City	Building Class (A,B or C)	Sq. Ft.	Classification (CBD, Urban, Suburban)	Mass Transit Availability	Leased Occupancy March 31, 2023[1]	WALE (in years) March 31, 2023 [2]
WEST							
Salt Lake Hardware	Salt Lake City	A	210,938	CBD	Metro/Light Rail	100%	5.8
201 Spear Street	San Francisco	A	254,598	CBD	Subway/Metro/Light Rail	65%	4.6
Ten Almaden	San Jose	A	309,255	CBD	Metro/Light Rail	59%	3.1
The Almaden	San Jose	A	416,126	CBD	Metro/Light Rail	87%	4.0
Towers at Emeryville	Oakland	A	593,484	Urban	Metro/Light Rail/Shuttle	70%	3.0
CENTRAL							
Accenture Tower	Chicago	A	1,457,724	CBD	Subway/Metro	96%	7.5
Legacy Town Center	Dallas	A	522,043	Urban	None	80%	4.3
Preston Commons	Dallas	A	427,799	Urban	None	97%	4.5
Sterling Plaza	Dallas	A	313,609	Urban	None	89%	3.8
60 South Sixth	Minneapolis	A	710,332	CBD	Metro/Light Rail	75%	8.0
515 Congress	Austin	A	267,956	CBD	Metro/Light Rail	97%	3.6
Park Place Village	Kansas City	A	484,980	Suburban	None	97%	6.2
EAST							
Carillon	Charlotte	A	488,277	CBD	Metro/Light Rail	79%	5.0
201 17th Street	Atlanta	A	355,870	Urban	Shuttle	87%	7.2
3001 Washington	Washington, D.C.	A	94,836	Urban	Metro	100%	6.5
3003 Washington	Washington, D.C.	A	211,054	Urban	Metro	99%	9.0
McEwen Building	Nashville	A	175,262	Suburban	None	95%	5.3
17 Total Assets		**Total**	**7,294,143**		**Weighted Average**	**86%**	**5.7**

[1] Includes future leases that had been executed but had not yet commenced as March 31, 2023.
[2] Weighted Average Lease Expiry is measured across all tenants' remaining leases in years and is weighted based on the tenant's leased area.

KBS.COM

5

KBS.COM Salt Lake City 3% Other 4% Atlanta 5% Austin 5% Charlotte 5% San Francisco 6% Kansas City 6% Washington D.C. Metro (2 properties) 9% Oakland 11% 18% Chicago 14% Dallas (3 properties) 14% San Jose (2 properties) Statistics for the Current Portfolio 1 Annualized base rent represents annualized contractual base rental income as of March 31, 2023 adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio. Excludes MTM leases. 2 “Other” is comprised of various properties that individually represent less than 3% of total value. Market Diversification 1 6 Asset Diversification Largest asset accounts for 18% Salt Lake Hardware 3% Sterling Plaza 4% 201 17th Street 5% Ten Almaden 5% Asset Diversification 1 Legacy Town Center 5% Carillon 5% Preston Commons 5% 515 Congress 5% 201 Spear Street 6% 3003 Washington 6% 18% Accenture Tower 11% Towers at Emeryville 9% The Almaden 7% Other2 6% Park Place Village

KBS.COM Professional, Scientific, & Technical Services 5% STEM/TAMI2 21% Statistics for the Current Portfolio § Industry diversification provides downside protection from any single industry. No one industry represents over 18% of the total portfolio. § STEM/TAMI2, represents 21% of the total portfolio. 1 Annualized base rent represents annualized contractual base rental income as of March 31, 2023 adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio. Excludes MTM leases. 2 STEM is an industry abbreviation which stands for science, technology, engineering, and math and TAMI stands for technology, advertising, media, and information. 3 “Other” is comprised of various industries that individually represent less than 3.0% of total annualized base rent, excluding STEM industries. 7 Over 560 Tenants with Staggered Lease Expirations and Industry Diversification Tenant Industries 1 $0 $10000 $20000 $30000 20 23 20 24 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 Th ere aft er A nn ua liz ed B as e Re nt ($ 0 0 0 ) 6.9% 11.7% 10.6% 11.3% 12.1% 7.4% 7.9% 11.2% 1.9% 5.6% 13.4% Lease Expirations 1 Communications 1% Information 4% Health Care & Social Assistance 5% Computer Systems & Design 6% Transportation & Warehousing 3% Legal Services 10% Management Consulting Services 9% Insurance Carriers & Related Activities 4% 10% Real Estate 18% Finance 25% Other3

KBS.COM $1,376 $752,378 $653,395 $213,800 $65,000 $0 $200,000 $400,000 $600,000 $800,000 2023 2024 2025 2026 Thereaf… Capital Management1 As of March 31, 2023, unless otherwise noted Initial Debt Maturities3 1 Based on total debt as of March 31, 2023. 2 Average cost of debt includes the impact of interest rate hedges. 3 Extensions available upon meeting certain conditions set forth in the loan agreements. Total Debt1 $1.7 billion Average cost of debt2 4.65% per annum $1,017,594 $603,355 $65,000 $0 $0 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 2023 2024 2025 2026 Thereaf… Variable Interest Rate (Unswapped) $567 34% Variable Interest Rate (Swapped) $996 59% Fixed Interest Rate Debt $123 7% Interest Rate Exposure (in millions) 8 Average Term 0.8 years Fully Extended Debt Maturities 1,3 Average Term 2.1 years

Real Estate Update 9 Accenture Tower Chicago, IL

KBS.COM 10 Rents tend to keep pace with inflation over the long term, making commercial real estate relatively attractive in times of high inflation. However, real estate asset values fall when interest rates rise, as tighter financial conditions inhibit economic activity and real estate demand. Since bottoming in early 2022, cap rates (which are effectively a required return metric used by real estate investors) are up by approximately 100 basis points (bps) across all property types, translating to a 10% to 15% decline in values through the first three quarters of 2022. CBRE forecasts cap rates may expand by another 25 to 50 bps in 2023, which translates to roughly another 5% to 7% decrease in values. – CBRE U.S. Real Estate Market Outlook 2023, December 13, 2022 Historical Cap Rates and Forecast CBRE Market Outlook – CBRE U.S. Real Estate Market Outlook 2023, December 13, 2022

KBS.COM 70% 75% 80% 85% 90% 95% 100% KBS REIT III Leased %s Total Portfolio Bay Area and Min Total Portfolio Excl Bay Area and Min 11 KBS REIT III Leasing Trends Despite ongoing concerns for demand in U.S. office space, much of the KBS REIT III portfolio performed well throughout the pandemic and the uncertainty in the current office environment. However, our assets in certain markets, like those in the greater San Francisco Bay Area and Minneapolis, have been significantly impacted with occupancy and leasing falling substantially and leasing activity in those markets falling off significantly. These challenges have had an impact on the REIT’s ongoing cash flow, and coupled with the significant rise in interest rates, have substantially reduced the net operating income of the portfolio.

KBS.COM San Francisco Bay Area § The Bay Area markets are facing severe leasing challenges due to the slower-than-expected return-to-office and ongoing crime and homelessness. This has led to a reduction in office footprints as tech companies have been scaling down their occupancy. § The demand for office space in these markets has experienced a significant decline, resulting in exceptionally high market vacancy rates. These vacancy statistics have reached levels that surpass even the figures seen in the aftermath of the Dot-com bust in 2001. § According to CBRE statistics (CBRE Q2 2023 Market Report - San Francisco Office Figures): - Prior to recent trends, San Francisco’s office vacancy peaked at approximately 19% in 2003 - After a recovery, the effects of the Global Financial Crisis led to 16% vacancy in 2010 - After record-low sub-4% vacancy rates in the years leading up to the COVID-19 pandemic, vacancy rates as of Q2 2023 rose to nearly 32% and continue to climb. As a result, leased percentages across the region have suffered: - 201 Spear (San Francisco): 97% as of 12/2019, 65% as of 3/2023 - Towers at Emeryville (Oakland): 86% as of 12/2019, 70% as of 3/2023 - The Almaden (San Jose): 96% as of 12/2019, 87% as of 3/2023 - Ten Almaden (San Jose): 97% as of 12/2019, 59% as of 3/2023 Market and Leasing Challenges 12 Certain assets have near-term leasing challenges. Those assets are mostly in markets where return to office has been very slow and are also still faced with various social and economic issues. These issues will likely put pressure on our occupancy rates in the future and negatively impact the REIT’s near term operating cash flows.

KBS.COM 13 201 Spear Street, San Francisco, CA REIT III’s investment in 201 Spear is uniquely challenged not only due to leasing and overall capital market conditions in that region, but also due to a combination of its current tenant mix coupled with a near-term loan maturity. Tenancy Despite maintaining an impressive occupancy rate of over 94% since 2015 and up until September 2022, our current leasing situation has drastically changed. Presently, we are only 65% leased, with approximately half of that occupancy attributed to WeWork, accounting for 31% of the building’s leased space. However, WeWork is facing challenges as their anchor client, Google, is set to leave in September. This departure is expected to exert significant strain on WeWork's ability to fulfill its lease commitment, especially considering the financial pressures that company is already experiencing. If WeWork were to exit, our leasing rate would decline to around 30%, exacerbating the already high vacancy rates in the market. San Francisco CBD Investment Sale Activity Although only a few transactions have been finalized, there are several comparable Class-A office buildings being actively marketed for sale. These ongoing offerings have projected sale prices ranging from $100/sf to the low $400/sf range which is substantially lower than the value used in our last NAV update for 201 Spear. However, the likelihood of these potential transactions closing is uncertain due to the challenging debt markets. Despite the limited actual trades, the sheer volume of offerings has influenced valuations to some extent. Next Steps In our first quarter financial statements, the asset value was written down below the outstanding debt balance. We are currently engaged in active discussions with our lender, in order to explore all possible outcomes for this asset and achieve the best result for our shareholders as the asset has an initial loan maturity in January 2024. However, numerous challenges persist in the San Francisco office market. These include a dysfunctional lending market, high borrowing costs, vacancy levels exceeding 30%, a slow return-to-office trend, low metro-ridership levels, and a local political environment that has allowed crime and safety concerns to escalate and remain uncontrolled. As a result, we anticipate that the San Francisco office market will unfortunately continue to deteriorate before meaningful signs of improvement emerge and the timeline to such improvement is highly uncertain. Market and Leasing Challenges (cont.)

KBS.COM 14 Minneapolis, MN Downtown Minneapolis has struggled considerably due to a lack of return-to-office by the many large employers (Target HQ, US Bank HQ, Thrivent HQ, numerous large law firms, Ameriprise HQ, Wells Fargo’s sizable presence, etc.) that occupy a majority of the central business district (CBD) whose workforce has not yet returned to the office in a meaningful way. 60th South Sixth Street § In 2018, our former anchor tenant at 60 South Sixth, RBC Wealth Management, announced it would be leaving 280,000sf for build-to- suit new construction. The Pohlad family offices occupied another 43,000sf that also left for that new construction in late 2022. Those advanced-scheduled departures in 2022 proved to be especially adverse given the pandemic and social unrest that occurred in 2020 and largely led to a still unrecovered CBD office market. § We were fortunate to secure a new lease with Fredrikson & Byron, spanning 160,000 square feet, which helped fill roughly half of the vacant space left by RBC and Pohlad. The lease commenced last month, marking a positive development for our occupancy. § Without the Fredrikson lease and a handful of other smaller new leases, the building would be approximately 40% leased. While we’ve made significant progress, the building is 75% leased as of 3/2023 still leaving considerable additional leasing to do in a submarket that, in a very similar fashion to the San Francisco Bay Area markets, remains quiet from a leasing perspective. Market and Leasing Challenges (cont.)

KBS.COM 15 Sterling Plaza, Dallas, TX The asset recently completed a multimillion-dollar amenity expansion project, which included the addition of a tenant lounge, conference center, breakout areas, and the expansion and renovation of the fitness center. This upgrade has led to a significant improvement in leasing rates. § As of March 2023, the asset's occupancy increased from 81.5% in January 2022 to 89%, and with recent leasing, it reached 94% last month, which included five new and expansion leases in 2023 alone. § The rental rates have also experienced a substantial rise, with rates now reaching as high as $36/sf NNN, compared to approximately $30/sf NNN in 2021. § This success builds upon the achievements observed at nearby Preston Commons, which underwent a similar remodel and amenity expansion project in 2021 and is currently leased at 97% as of March 2023. Salt Lake Hardware, Salt Lake City, UT The asset has maintained full occupancy throughout 2022 and 2023, although this required active leasing efforts. § In the past year, we completed three early terminations with existing tenants to accommodate the expansion needs of other tenants within the project. § Additionally, we successfully secured significant lease renewals, including a 10-year extension with a regional CPA firm for approximately 20,000 square feet, at a 25% increase from their previous rental rate. § While maintaining full occupancy, we have also managed to raise achieved rents from $32/sf to $35/sf. We anticipate the project to remain fully leased in the near term due to limited lease expiration and strong demand from existing tenants. This, in turn, positions us to continue pushing rental rates upward. Despite the economic headwinds in the current economic environment, the portfolio has produced strong positive leasing activity across several markets as part of a flight to quality pattern that has persisted throughout the pandemic and continues today. Market and Leasing Success

KBS.COM Leasing Successes 16 Accenture Tower, Chicago, IL In light of the soaring vacancy rates in Chicago since the beginning of the pandemic, employers are capitalizing on this situation by enhancing their existing office spaces to create top-notch working environments with excellent amenities, particularly in Class A buildings. Among these buildings, Accenture Tower has experienced significant advantages as it currently boasts a leased rate of nearly 98% as of June 30, 2023. The building's strategic location, recently constructed tenant lounge, fitness center, retail options, and direct connection to the train terminal perfectly align with the requirements employers seek as they prepare to reintegrate their employees into the office setting. Leasing Activity* Period End Economic Occupancy % Leased Occupancy % Highlighted Activity Q222 72% 87% 40K sf of new/expansion leasing signed Q322 85% 91% Accenture’s 192K sf expansion commenced and 50K sf of new leasing signed Q422 87% 95% 84K sf of new leases signed 1H23 90% 98% 46K SF of new/expansion leasing signed *Leasing Activity from April 1, 2022 through June 30, 2023

KBS.COM Leasing Activity Year to Date 1 6/30/2023 17 . 1 Excludes leases with terms less than 12 months. 2 Weighted Average Lease Expiry is measured by leases in years and is weighted based on the tenant’s leased area Property SF Wale (years) % of Asset New/Expansions Accenture Tower 46,655 5.6 3% Legacy Town Center 35,653 5.8 7% Sterling Plaza 27,412 7.8 9% 60 South Sixth 20,312 10.8 3% Park Place Village 13,439 8.8 3% Salt Lake Hardware 8,660 4.0 4% 515 Congress 8,231 3.5 3% The Almaden 7,392 4.2 2% 201 Spear Street 6,158 2.1 2% Carillon 3,673 3.1 1% Towers II & III at Emeryville 2,715 5.4 0% Preston Commons 2,540 4.0 1% Toal New/Expansions 182,840 6.4 Renewals Carillon 48,923 12.6 10% Accenture Tower 40,451 11.8 3% 60 South Sixth 28,491 8.6 4% Legacy Town Center 28,223 6.3 5% Preston Commons 26,728 6.9 6% Ten Almaden 10,781 4.9 3% Sterling Plaza 8,107 6.2 3% The Almaden 7,122 6.1 2% 515 Congress 6,197 4.3 2% Towers II & III at Emeryville 4,249 2.4 1% Park Place Village 559 5.0 0% Total Renewals 209,831 9.0 Total Leasing acitivty YTD as of 6/30/2023 392,671 7.75 2

KBS.COM Investment in PRIME US REIT 18 Units Owned Percentage Interest Owned Current Value at closing on 6/30/2023 215,841,899 18.2% $45.3 million Our remaining investment in stock of the Singapore REIT has been significantly impacted by the market sentiment for stock with significant investment in commercial office buildings. During 2023 the stock has decreased from 40.5 cents per share to 21 cents per share as of June 30, 2023. The current yield on the stock based on annualized Q1 2023 results is a yield well in excess of 20% and the dividends on the stock help support to the REIT’s ongoing cash flows. The currently challenged debt and capital markets have had a substantial impact on the stock price, along with the REIT having a significant amount of debt maturing in 2024, that adds additional uncertainty around the value of the stock. While there has been some lease rollover in the portfolio, the ongoing cash flows remain strong. In connection with the Company’s sale of 11 properties to the SREIT on July 18, 2019, on July 19, 2019, the Company acquired 307,953,999 units in the SREIT at a price of $271.0 million, or $0.88 per unit, representing a 33.3% ownership interest in the SREIT. The Company sold 18,392,100 units and 73,720,000 units on August 2019 and November 9, 2021, respectively.

Preston Commons Dallas, TX 19 Debt and Swap Update

KBS.COM Debt Market Update 20 The Federal Reserve continues to indicate there may still be multiple interest rate hikes coming. Any additional hikes will continue to put pressure on real estate valuations and have an impact on the REIT’s ongoing cashflows and liquidity, though the majority of our outstanding debt is protected with interest rate swaps. By late 2023, we anticipate there will be a clearer understanding of the maximum federal funds rate and once the rate hiking cycle is over, we anticipate a stabilization of real estate values at that point. The current debt markets continue to be very challenging especially with respect to obtaining financing on commercial office buildings. Obtaining financing in the current environment for new office acquisitions is very difficult. We continue to have success extending and refinancing our current loans due to our deep relationships with our financing partners and strength of our underlying assets; however, as discussed later in this presentation with upcoming loan extensions for two loans, we anticipate that we will likely lose a substantial amount of the current commitment amount and will need to paydown on the outstanding balances.

KBS

Recent Swap Activity

Throughout this current rising interest rate environment, we have been active in strategically entering into additional swaps (at points in time when rates dip and with the assumption that rates would ultimately stay higher for longer) in order to extend the amount of term of our swap positions to continue to effectively hedge our floating rate debt. In the last 12 months we have entered into the following hedge agreements which on average are well below where swap rates would be today. Based on the current interest rate curve (as of June 30, 2023) using the average swap term below plus a market swap charge (estimated at 10 bps) over the forward SOFR rate, the average swap rate would be 4.19% compared to the 3.25% average swap rate for the swaps we entered into.

Swap Amount	Trade Date	Swap Rate	Commencement	Maturity	Term (Years)
50,000,000	**7/1/2022**	2.4940%	11/1/2023	2/1/2026	2.25
50,000,000	**7/1/2022**	2.5400%	11/1/2023	2/1/2026	2.25
50,000,000	**7/1/2022**	2.5180%	11/1/2023	2/1/2026	2.25
50,000,000	**7/22/2022**	2.4900%	11/1/2023	2/1/2026	2.25
100,000,000	**7/28/2022**	2.3760%	11/1/2023	5/1/2026	2.50
100,000,000	**10/4/2022**	3.5100%	11/1/2023	11/1/2026	3.00
100,000,000	**11/10/2022**	3.9155%	12/1/2022	7/1/2026	3.58
100,000,000	**11/10/2022**	3.6370%	11/1/2023	7/1/2026	2.67
100,000,000	**12/1/2022**	3.6840%	2/1/2023	7/1/2026	3.42
100,000,000	**12/1/2022**	3.6810%	12/1/2022	7/1/2026	3.58
100,000,000	**1/12/2023**	3.3150%	8/1/2023	8/1/2026	3.00
100,000,000	**3/15/2023**	3.4055%	12/1/2023	11/1/2026	2.92
1,000,000,000		**3.25%**			**2.92**

KBS.COM

21

KBS.COM 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% Ju n- 20 Se p- 20 De c- 20 M ar -2 1 Ju n- 21 Se p- 21 De c- 21 M ar -2 2 Ju n- 22 Se p- 22 De c- 22 M ar -2 3 Ju n- 23 Se p- 23 De c- 23 M ar -2 4 Ju n- 24 Se p- 24 De c- 24 M ar -2 5 Ju n- 25 Se p- 25 De c- 25 LIBOR/SOFR vs KBS REIT III Floating/Hedged LIBOR/SOFR RIII Floating/Hedged [1] 22 Interest Rate Exposure The chart below illustrates the historical and current projected SOFR curve compared to the portfolio’s exposure to floating rates with the effect of our current interest rate swaps based on the outstanding loan balance as of June 30, 2023. While the REIT’s total interest expense has increased substantially as a result of an unprecedented interest rate hiking cycle, our swaps have protected the REIT from an even greater impact to our cash flows as shown below. Historical 1 KBS REIT III floating/hedged rate shown is the average effective interest rate for our variable rate debt, excluding spreads, based on the current swaps the REIT has in place. As the swaps expire the average rate is impacted by the interest rate rolling up to a market rate based on the market forward curve. Effective July 1, 2023, LIBOR based swap rates convert to SOFR plus 10 bps. Projected

KBS.COM Upcoming Loan Maturities and Status 23 .The REIT has a significant number of loan maturities in the next 12 months (including the two largest loans in the portfolio), though all but one of them has additional extension options. However, with those extension options there are various debt service coverage ratio and loan to value tests that determine the size of the loan that will be extended. As a result of the current interest rate environment, slow return to office in certain markets, and other social and economic events, there is substantial downward pressure on the value of real estate assets, especially in the office sector. However, sales volume in most markets has been very light across the US with sellers not willing to sell at discounted prices required by current buyers. As a result, appraisers are struggling with how to value assets in this environment with very few sales comparables to point to and there appears to be significant variability across appraisal firms as to current values. We are currently working through the loan extension process for our Amended and Restated Portfolio Loan Facility (current commitment amount of $613M) and also the Accenture Tower Revolving Loan (current commitment of $375M). These extensions will require updated appraisals in order to determine the loan to value and the ultimate amount of commitment we qualify for. We anticipate we will likely lose a substantial amount of loan commitment and need to make a paydown on the outstanding loan balances. These facilities were historically used to help fund capital expenditures at the assets in the portfolio in order for the REIT to maintain occupancy and net operating income levels at the properties. These reduced commitment levels will have a large impact on our ongoing liquidity and the outcome of these discussions with lenders will significantly impact the REIT going forward.

Park Place Village Leawood, KS 24 Liquidity Update

KBS.COM Share Redemption Plan and Ongoing Dividends 25 From inception to date the REIT has fulfilled more than $783 million of redemption and repurchase requests or approximately 36% of the total equity raised to date (including equity from the dividend reinvestment plan). We have always been focused on providing shareholder liquidity and fulfilling redemption requests. However, due to the current market environment, at the beginning of the year we concluded it is critical to preserve capital and we determined to suspend ordinary redemptions under the share redemption plan and reduce the distribution rate from that of prior periods in order to properly manage the current real estate portfolio. Additionally, due to the illiquidity of the current debt and capital markets, we will be adjusting the timing and amount of shareholder distributions going forward in order to be able to retain funds for future leasing needs in the portfolio. We will move to quarterly assessments of distributions, and by the last month of each calendar quarter we will make a decision on the distribution amount (if any) to be paid. In the current environment we must preserve capital in order to continue to lease up and enhance the REIT’s investments in real estate which can no longer be fully funded from our existing or new loan facilities due to the illiquidity of the debt markets. In the near term it is likely that we will not pay distributions for some amount of time until there is improvement in the debt and capital markets. Additionally, the share redemption plan continues to be closed for ordinary redemptions. We remain focused on providing liquidity to shareholders through both distributions and redemptions, as liquidity is an important part of a shareholder’s investment in the REIT; however, in the current environment we must be mindful of the current portfolio and the best outcome for shareholders in the long term.

Future Strategy 26 515 Congress Austin, TX

KBS.COM 27 Future Strategy In the current market environment, a strategic transaction involving a nearly 100% office portfolio is very difficult if not impossible to achieve. The valuation of any kind of transaction would come at a significant discount. While we continue to believe our portfolio is well-positioned for future success, including navigating issues caused by the pandemic, given continued disruptions in the financial markets, including the current economic slowdown, the rising interest rate environment and inflation (or the public perception that any of these events may continue) as well as potential changes in the demand for office properties resulting from the COVID-19 pandemic and uncertain economic conditions, KBS REIT III’s conflicts committee and our board of directors believe the best course of action is to carefully manage the portfolio through the current downturn in order to be ready to complete a strategic transaction or liquidation once the markets have improved. We remain focused on returning funds to shareholders and providing liquidity as soon as it is sustainable and expedient based on market conditions and the strength of portfolio cashflows. We continue to evaluate targeted sales of real estate assets or other liquidity options in order to strengthen the liquidity position of the REIT both now and in the future. However, any significant future liquidity will likely require a stabilization of both the debt and capital markets which continue to be uncertain at the moment as the Federal Reserve continues to indicate there will be more interest rate hikes. Carillon Charlotte, NC

KBS.COM REIT III 2023 Goals & Objectives 28 Manage liquidity in the REIT in order to continue to enhance asset values Extend and refinance certain maturing loans in the portfolio Efficiently manage the real estate portfolio through the economic downturn in order to maximize the long-term portfolio value to stockholders Continue to monitor the properties in the portfolio and the office market for beneficial sale opportunities in order to maximize value and further enhance liquidity 60 South Sixth Minneapolis, MN

29 Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264 3001 Washington Arlington, VA